UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 18, 2003


                      Better Minerals & Aggregates Company
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                              333-32518 55-0749125
           (Commission File Number) (IRS Employer Identification No.)


                          Route 522 North, P.O. Box 187
                      Berkeley Springs, West Virginia 25411
          (Address of principal executive offices, including zip code)


                                 (304) 258-2500
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Dispostion of Assets

     On April 10, 2003, Better Minerals & Aggregates Company signed an agreement for the sale of its aggregates business, Better Materials Corporation, to a subsidiary of Hanson Building Materials America, Inc. ("Hanson"), the proceeds from which would be used to reduce outstanding indebtedness under its senior secured credit agreement. On July 18, 2003, we completed the sale, receiving total cash consideration of $158.3 million before fees and expenses. Proceeds have not been reduced for the effect of a $2.0 million non-interest-bearing contingent note payable to Hanson that will be forgiven when certain post-closing zoning and permit objectives are achieved. We believe achievement of these objectives will be reached within the five-year term of the note payable. Proceeds from the sale are less than we originally anticipated due to a $3.0 million purchase price reduction, reflecting an estimate of the damages and losses caused by an incident that occurred on June 25, 2003 at one of the operating sites included in the sale. While we believe that some portion of this loss will be recoverable under our insurance policies, there is no guarantee that we will receive any reimbursement from the claim. Attached to this Current Report on Form 8-K as Exhibit 99 is the press release announcing completion of the sale.

Net proceeds from the sale, after deducting $4.9 million in fees, expenses and interest on our senior secured term loans, were $153.4 million and were used to permanently reduce and eliminate our tranche A and tranche B term loans under our senior secured credit agreement, totaling $107.9 million in the aggregate, and $45.5 million of the $50.0 million available to us under the revolving credit facility, including $5.5 million in cash collateral for outstanding letters of credit, as required by the terms of our senior secured credit agreement. After taking into effect the remaining letters of credit that reduces the amount available to us under the revolving credit facility, we have $1.3 million available for our immediate use. Our outstanding letters of credit include $3.4 million that still support surety requirements of Better Materials Corporation, our divested subsidiary, that will be cancelled when Hanson provides substitute collateral in place of our letters of credit. When that substitution occurs, the full $4.5 million of the remaining working capital revolver will be available for our use for general corporate purposes. After taking into account these permanent reductions of debt under our senior secured credit agreement, we currently have approximately $164 million of long-term debt outstanding, consisting of approximately $14.5 million outstanding under our tranche C term loan under the senior secured credit agreement and $150 million of 13% senior subordinated notes due 2009.

Based on our current projections of the remaining industrial minerals business, we believe that we will generate sufficient cash flow to meet our operating requirements over the next 12 months. However, assuming our current revolving credit facility continues to be our only source of external working capital, we do not believe that we will have sufficient liquidity to make the $9.75 million interest payment due on September 15, 2003 with respect to our senior subordinated notes. We are currently in discussions with a financial institution for a new asset based revolving credit facility that we believe will provide working capital for our remaining business and sufficient proceeds to repay the remaining $14.5 million of tranche C term debt under the existing senior secured credit agreement, canceling that agreement (including the related revolving credit facility), and to make the senior subordinated notes interest payment on schedule. While we are reasonably confident that we will be able to obtain this new source of financing, we cannot guarantee that we will be able to do so on terms satisfactory to us, in a timely manner (including by the September 15, 2003 interest payment due date) or at all.

In addition to the above, as of June 30, 2003 we were not in compliance with the financial covenants of the senior secured credit agreement as amended on April 17, 2003, and accordingly we are in default under the senior secured credit agreement, and our lenders could declare all amounts borrowed under the senior secured credit agreement together with accrued interest, immediately due and payable. Even though after taking into account the proceeds from the sale of Better Materials, we would have been in compliance with these financial covenants if the sale had occurred as of June 30, 2003, that does not cure the actual default as of that date. Accordingly, if we do not replace the senior secured credit agreement with a new financing arrangement as previously noted, even if we do generate sufficient cash flow to meet the $9.75 million interest payment due on September 15, 2003, we could be a)required to repay all outstanding borrowings and/or b) prevented from making the interest payment due until we either amended the senior secured credit agreement, or received a waiver from our senior secured lenders. While we have obtained amendments and waivers under the senior secured credit agreement in the past, there is no assurance that this amendment or waiver will be granted or that it would be granted on terms satisfactory to us.

To assist us in evaluating all of our strategic options, including the current liquidity issues, we have hired Jefferies & Company, Inc. to act as our financial advisor.

This Current Report on Form 8-K includes "forward-looking statements." We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our plans, intentions and expectations reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that our plans, intentions or expectations will be achieved. We believe that the 13 following factors, among others, could affect our future performance and cause actual results to differ materially from those expressed or implied by these forward-looking statements:
(1) general and regional economic conditions, including the economy in the states in which we have production facilities and in which we sell our products;
(2) demand for residential and commercial construction; (3) demand for automobiles and other vehicles; (4) the competitive nature of the industrial minerals industry; (5) operating risks typical of the industrial minerals industry; (6) fluctuations in prices for, and availability of, transportation, power, petroleum based products and other energy products; (7) regulatory compliance, including compliance with environmental and silica exposure regulations, by us and our customers; (8) litigation affecting our customers;
(9) product liability litigation by our customers' employees affecting us, including the adequacy of indemnity and insurance coverage and of the reserves we have recorded relating to current and future litigation; (10) changes in the demand for our products due to the availability of substitutes for products of our customers; (11) labor unrest; (12) interest rate changes and changes in financial markets generally; and (13) the ability to obtain new sources of financing to serve the working capital needs of our remaining industrial minerals business.

Item 5.  Other Events and Required FD Disclosure.

Reeves Separation Agreement

On June 20, 2003, we announced that John A. Ulizio had replaced Roy D. Reeves as our President and Chief Executive Officer. Upon his departure, our parent company entered into a Separation Agreement and General Release with Mr. Reeves, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.

Item 12.  Results of Operations and Financial Condition.

Silica Health Risks and Litigation

Our principal operating subsidiary, U.S. Silica Company, continues to be named as defendant in product liability suits that claim that our silica products were defective or that we acted negligently in selling our silica products without a warning, or with an inadequate warning. Since we filed our last public disclosure on this matter, we were named as a defendant in an estimated 1,530 new product liability claims served on U.S. Silica between May 1, 2003 and June 30, 2003 as compared with 196 similar new product liability claims served in the same two month period in 2002.

For the six-month period between January 1, 2003 and June 30, 2003, U.S. Silica was named as a defendant in an estimated 14,990 new product liability claims, as compared to an estimated 1,235 claims between January 1, 2002 and June 30, 2002. During the six month period ended June 30, 2003, new claims by state were 11,989 in Mississippi, 1,986 in Texas, 730 in Louisiana, 217 in Ohio, 67 in Pennsylvania and 1 in Indiana. Total open claims as of June 30, 2003 were an estimated 21,742 as compared to an estimated 7,141 open claims as of December 31, 2002 and an estimated 3,505 as of June 30, 2002.

In the six-month period ended June 30, 2003, we paid $6.3 million in defense and settlement costs, and invoiced ITT Industries $4.2 million under the terms of the indemnity agreement with them resulting in retained losses to us of $2.1 million in the period. For the comparable six-month period ended June 30, 2002, we paid $0.9 million in defense and settlement costs, and invoiced ITT Industries $0.7 million, resulting in retained losses to us of $0.2 million.

Please see our Annual Report on Form 10-K for the year ended December 31, 2002, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, "Significant Factors Affecting Our Business - Silica Health Risks May Have a Material Adverse Effect on Our Business" for more details on these matters.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Item 12.  Results of Operations and Financial Condition.

(b)     Pro forma financial information.

     1. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Twelve Months Ended December 31, 2000.

     2. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Twelve Months Ended December 31, 2001.

     3. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Twelve Months Ended December 31, 2002.

     4. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2002.

     5. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2003.

     6. Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations.

     7. Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2003.

     8. Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

The above-referenced unaudited pro forma consolidated financial statements, which appear immediately after the signature page of this Current Report on Form 8-K, reflect the sale of our aggregates business, referred to in the unaudited pro forma consolidated financial statements as Better Materials Corporation or BMC, and the permanent reduction of a substantial portion of our borrowings under our senior secured credit agreement as described in this Current Report on Form 8-K, referred to in the unaudited pro forma consolidated financial statements as Senior Debt. The unaudited pro forma consolidated financial statements have been prepared by applying pro forma adjustments to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, as amended (the "2002 Form 10-K"), and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the "First Quarter 2003 Form 10-Q") (the "Historical Financial Statements"). The unaudited pro forma condensed consolidated statements of operations reflect the sale of the aggregates business, and the related reduction in debt, assuming the transactions had been consummated as of the beginning of the fiscal year presented. The unaudited pro forma condensed consolidated balance sheet reflects the sale of the aggregates business, and the related reduction in debt, assuming the transactions had been consummated as of March 31, 2003.

The pro forma adjustments, as described in the notes to the unaudited pro forma consolidated financial statements, are estimates based on currently available information and certain adjustments that management believes are reasonable. The unaudited pro forma consolidated financial statements are presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the sale of the aggregates business, or the related reduction in debt, been consummated on or as of the dates indicated nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma consolidated financial statements should be read in conjunction with the Historical Financial Statements and the related management's discussion and analysis of financial condition and results of operations, which are contained in our 2002 Form 10-K and our First Quarter 2003 Form 10-Q.

(c)     Exhibits.

     10. Separation Agreement and General Release dated as of June 24, 2003 (effective June 30, 2003) between Roy D. Reeves and USS Holdings, Inc.

     99. Press release dated July 21, 2003.

                                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Better Minerals & Aggregates Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Better Minerals & Aggregates Company


Date:  July 31, 2003                   By:  /s/ Gary E. Bockrath
                                            ---------------------
                                              Name:  Gary E. Bockrath
                                              Title:  Vice President and
                                                        Chief Financial Officer

                      Better Minerals & Aggregates Company
       Unaudited Proforma Condensed Consolidated Statements of Operations
                  For the Twelve Months Ended December 31, 2000
                             (Dollars in thousands)

                                                              Better
                                                             Materials        Pro Forma
                                              Historical    Corporation      Adjustments   Pro Forma
                                              ----------    -----------      -----------   ---------
Sales                                           $ 299,335    $(107,598)   $     853   (1)  $ 192,590
Cost of goods sold                                222,754      (82,185)       1,110   (2)    141,679
Depreciation, depletion and amortization           35,895      (11,754)          25   (3)     24,166
Selling, general and administrative                26,541       (9,141)       2,622   (4)     20,022
                                                ---------    ---------     --------        ---------
        Operating income                           14,145       (4,518)      (2,904)           6,723

Interest expense                                   36,359      (11,592)      (3,154)  (5)     21,613
Other income, net, including interest income       (1,575)        (577)         -             (2,152)
                                                ---------    ---------     --------        ---------
        Loss before income taxes                  (20,639)       7,651          250          (12,738)

Benefit for income taxes                          (11,091)      (3,224)       4,216   (6)    (10,099)
                                                ---------    ---------     --------        ---------
        Net loss before cumulative effect
        of  change in accounting for goodwill   $  (9,548)   $  10,875    $  (3,966)         $(2,639)
                                                =========    =========    =========        =========

                      Better Minerals & Aggregates Company
       Unaudited Proforma Condensed Consolidated Statements of Operations
                  For the Twelve Months Ended December 31, 2001
                             (Dollars in thousands)

                                                              Better
                                                             Materials        Pro Forma
                                              Historical    Corporation      Adjustments   Pro Forma
                                              ----------    -----------      -----------   ---------
Sales                                           $ 307,947    $(120,833)   $   2,633   (1)  $ 189,747
Cost of goods sold                                229,193      (90,692)       3,612   (2)    142,113
Depreciation, depletion and amortization           32,670      (15,603)          52   (3)     17,119
Selling, general and administrative                23,905       (8,931)       2,691   (4)     17,665
                                                ---------    ---------     --------         ---------
        Operating income                           22,179       (5,607)      (3,722)          12,850

Interest expense                                   35,625       (9,142)      (4,348)  (5)     22,135

Other income, net, including interest income       (1,103)        (506)         -             (1,609)
                                                ---------    ---------     --------        ---------
        Loss before income taxes                  (12,343)       4,041          626           (7,676)

Benefit for income taxes                           (8,299)      (3,121)       3,438   (6)     (7,982)
                                                ---------    ---------     --------        ---------
        Net income (loss) before
        cumulative effect of change in
        accounting for goodwill                 $  (4,044)   $   7,162    $  (2,812)       $     306
                                                =========    =========    =========        =========

                      Better Minerals & Aggregates Company
       Unaudited Proforma Condensed Consolidated Statements of Operations
                  For the Twelve Months Ended December 31, 2002
                             (Dollars in thousands)

                                                              Better
                                                             Materials        Pro Forma
                                              Historical    Corporation      Adjustments   Pro Forma
                                              ----------    -----------      -----------   ---------
Sales                                           $ 300,495    $(118,645)   $   2,897   (1)  $ 184,747
Cost of goods sold                                232,591      (94,823)       3,983   (2)    141,751
Depreciation, depletion and amortization           30,013      (14,173)          77   (3)     15,917
Selling, general and administrative                46,419       (8,784)       2,916   (4)     40,551
Asset impairment                                  107,882     (107,882)          -              -
                                                ---------    ---------     --------        ---------
        Operating income                         (116,410)     107,017       (4,079)         (13,472)

Interest expense                                   32,089       (7,066)      (3,433)  (5)     21,590
Other income, net, including interest income       (1,673)      (1,223)         -             (2,896)
                                                ---------    ---------     --------        ---------
        Loss before income taxes                 (146,826)     115,306         (646)         (32,166)

Benefit for income taxes                          (56,846)      46,853        2,200   (6)     (7,793)
                                                ---------    ---------     --------        ---------
        Net loss before cumulative effect
        of change in accounting for goodwill    $ (89,980)   $  68,453    $  (2,846)       $ (24,373)
                                                =========    =========    =========        =========

                             Better Minerals & Aggregates Company
              Unaudited Proforma Condensed Consolidated Statements of Operations
                          For the Three Months Ended March 31, 2002
                                    (Dollars in thousands)

                                                              Better
                                                             Materials        Pro Forma
                                              Historical    Corporation      Adjustments   Pro Forma
                                              ----------    -----------      -----------   ---------
Sales                                           $  56,134    $ (13,477)   $     321   (1)  $  42,978
Cost of goods sold                                 48,228      (14,964)         602   (2)     33,866
Depreciation, depletion and amortization            6,643       (2,790)          19   (3)      3,872
Selling, general and administrative                 6,104       (2,192)         755            4,667
                                                ---------    ---------     --------        ---------
        Operating income                          (4,841)        6,469       (1,055)             573

Interest expense                                   8,264        (1,759)      (1,133)  (5)      5,372
Other income, net, including interest income        (420)         (111)         -               (531)
                                                ---------    ---------     --------        ---------
        Loss before income taxes                  (12,685)       8,339           78           (4,268)

Benefit for income taxes                           (3,782)       1,865          636   (6)     (1,281)
                                                ---------    ---------     --------        ---------
        Net loss before cumulative effect
        of change in accounting for goodwill    $  (8,903)   $   6,474    $    (558)       $  (2,987)
                                                =========    =========    =========        =========

                      Better Minerals & Aggregates Company
       Unaudited Proforma Condensed Consolidated Statements of Operations
                    For the Three Months Ended March 31, 2003
                             (Dollars in thousands)

                                                              Better
                                                             Materials        Pro Forma
                                              Historical    Corporation      Adjustments   Pro Forma
                                              ----------    -----------      -----------   ---------
Sales                                           $  55,034    $ (11,401)   $     293   (1)  $  43,926
Cost of goods sold                                 50,130      (15,334)         530   (2)     35,326
Depreciation, depletion and amortization            6,452       (2,312)          17   (3)      4,157
Selling, general and administrative                 5,232       (2,287)         620   (4)      3,565
                                                ---------    ---------     --------        ---------
        Operating income                           (6,780)       8,532         (874)             878


Interest expense                                    8,079       (1,631)        (981)  (5)      5,467
Other income, net, including interest income         (230)           2         -                (228)
                                                ---------    ---------     --------        ---------
        Loss before income taxes                  (14,629)      10,161          107           (4,694)

Benefit for income taxes                           (2,880)         218          600   (6)     (2,062)
                                                ---------    ---------     --------        ---------
        Net loss before cumulative effect
        of change in accounting for goodwill    $ (11,749)   $   9,943    $    (493)       $  (2,299)
                                                =========    =========    =========        =========

                      Better Minerals & Aggregates Company
Notes to the Unaudited Pro Forma Condensed Consolidated Statements of Operations


(1)     The adjustment reflects intercompany sales between BMC and the Company.

(2) The adjustment reflects intercompany activities between BMC and the Company as follows:
                                     2000    2001    2002   Q1-2002  Q1-2003
                                     ----    ----    ----   -------  -------
         Intercompany transactions    853   2,633   2,897      321      293
         Reversal of corporate        257     979   1,086      281      237
         allocations to BMC
                                    -----   -----   -----    -----    -----
                                    1,110   3,612   3,983      602      530
                                    =====   =====   =====    =====    =====
(3) The adjustment reflects the reversal of intercompany corporate allocations to BMC.

(4) The adjustment reflects intercompany activities between BMC and the Company as follows:
                                    2000    2001    2002   Q1-2002  Q1-2003
                                    ----    ----    ----   -------  -------
         Reversal of corporate     2,622   3,254   3,495      903      743
         allocations to BMC
         Corporate employees           -    (563)   (579)    (148)    (123)
         transferred with the sale
                                   -----   -----   -----    -----    -----
                                   2,622   2,691   2,916      755      620
                                   =====   =====   =====    =====    =====

 (5) The adjustment reflects interest related to removing Senior Debt and intercompany interest eliminations, as follows:
                                       2000     2001     2002   Q1-2002  Q1-2003
                                       ----     ----     ----   -------  -------
         Term A Facility               3,752    2,837    1,560     428      323
         Term B Facility               9,549    7,600    5,472   1,288    1,333
         Revolving Credit Facility       682    1,558    1,600     200      488
         Senior Debt Fees                851      986      539     598      134
         Derivatives for Senior Debt   (220)      291    1,021     307      265
                                      ------   ------   ------  ------   ------
                                      14,614   13,272   10,192   2,821    2,543
         Intercompany elimination    (11,460)  (8,924)  (6,759) (1,688)  (1,562)
                                      ------   ------   ------  ------   ------
                                       3,154    4,348    3,433   1,133      981
                                      ======   ======   ======  ======   ======

 (6) The adjustment reflects the income tax benefit at an effective rate of 36% for the aforementioned items.

                      Better Minerals & Aggregates Company
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                At March 31, 2003
                             (Dollars in thousands)

                                                                     Better
                                                                    Materials        Pro Forma
                                                     Historical    Corporation      Adjustments   Pro Forma
                                                     ----------    -----------      -----------   ---------

Assets
Current:
      Cash and cash equivalents                        $  1,873     $    (250)   $   5,401   (1)  $ 7,024
      Accounts receivable:
         Trade, less allowance for doubtful accounts     39,142       (11,429)         -           27,713
         Other                                            6,086          (440)         -            5,646
      Inventories                                        32,359       (14,888)         -           17,471
      Prepaid expenses and other current assets           5,836        (1,185)       5,542   (2)   10,193
      Deferred income taxes                               5,215        (2,311)         -            2,904
                                                        -------       -------      -------        -------
         Total current assets                            90,511       (30,503)      10,943         70,951

Property, plant and equipment:
      Mining property                                   151,358      (131,096)         -           20,262
      Mine development                                    7,245        (2,839)         -            4,406
      Asset retirement cost                               5,905        (1,296)         -            4,609
      Land                                               26,986       (11,076)         -           15,910
      Land improvements                                   6,624        (2,571)         -            4,053
      Buildings                                          36,627        (4,643)         -           31,984
      Machinery and equipment                           179,774       (56,895)         -          122,879
      Furniture and fixtures                              2,205        (1,537)         -              668
      Construction-in-progress                            8,352        (6,712)         -            1,640
                                                        -------       -------      -------        -------
                                                        425,076      (218,665)         -          206,411
      Accumulated depletion, depreciation and
      amortization                                     (154,075)       49,848          -         (104,227)
                                                        -------       -------      -------        -------
         Property, plant and equipment, net             271,001      (168,817)         -          102,184

Other noncurrent:
      Noncompete agreements                                  20           (20)         -                -
      Debt issuance costs                                 9,869           -         (3,259)   (3)    6,610
      Issuance for third-party products liability claims 45,574           -            -            45,574
      Other noncurrent assets                             6,440        (2,639)         -             3,801
                                                        -------       -------      -------         -------
         Total other noncurrent                          61,903        (2,659)      (3,259)         55,985
                                                        -------       -------      -------         -------
         Total assets                                  $423,415     $(201,979)   $   7,684        $229,120
                                                       ========     =========    =========        ========

Liabilities

Current:
      Book overdraft                                   $  3,196     $    (766)   $     766  (4)   $  3,196
      Accounts payable                                   15,269        (3,935)          -           11,334
      Accrued liabilities                                12,888        (4,233)          -            8,655
      Due to parent                                       2,351       (35,005)      35,005  (5)      2,351
      Accrued interest                                    2,393           -         (1,574) (6)        819
      Current portion of capital leases                   1,049          (856)          -              193
      Current portion of long-term debt                  13,169          (294)     (10,600) (7)      2,275
      Income taxes payable                                  463            (9)       2,458  (8)      2,912
                                                        -------       -------      -------         -------
         Total current liabilities                       50,778       (45,098)      26,055          31,735

Noncurrent liabilities:
      Deferred income taxes                              25,561       (43,262)         -          (17,701)
      Obligations under capital lease                     2,136        (1,927)         -               209
      Long-term debt, net of current portion            294,802          (550)    (130,700) (9)    163,552
      Third-party products liability claims              73,434           -            -            73,434
      Other noncurrent liabilities                       42,564      (103,184)     100,000  (10)    39,380
                                                        -------       -------      -------         -------
         Total noncurrent liabilities                   438,497      (148,923)     (30,700)        258,874

Commitments and contingencies

Stockholder's Equity
      Common stock                                          -             -            -              -
      Additional paid-in capital                         81,377      (103,871)     103,871  (11)    81,377
      Loan to related party                              (1,362)          -            -            (1,362)
      Retained deficit                                 (140,621)       95,520      (91,149) (12)    36,250)
      Accumulated other comprehensive loss               (5,254)          393         (393) (11)    (5,254)
                                                        -------       -------      -------         -------
         Total stockholder's equity                     (65,860)       (7,958)      12,329         (61,489)
                                                        -------       -------      -------         -------
         Total liabilities and stockholder's equity    $423,415     $(201,979)   $   7,684        $229,120
                                                       ========     =========    =========        ========

                      Better Minerals & Aggregates Company
      Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1) The adjustment reflects the terms of the sale including sources and uses and the exclusion of BMC's cash, as follows:
                Total Sources                       158,273
                Total Uses                         (153,122)
                BMC Cash Retained                       250
                                                   --------
                                                      5,401
                                                   ========

(2) The adjustment reflects cash deposited with the Senior Lending Agent as collateral for outstanding letters of credit.

(3) The adjustment reflects the write-off of debt issuance costs associated with the Senior Debt.

(4) The adjustment reflects the terms of the sale relating to the exclusion of BMC's cash.

(5)     The adjustment eliminates intercompany amounts due.

(6)     The adjustment represents the payment of accrued interest on Senior
        Debt.

(7)     The adjustment reflects the payoff of the current portion of Senior
        Debt.

(8) The adjustment reflects the tax effect at 36% of these pro forma adjustments.

(9)     The adjustment represents the payoff of long-term debt as follows:
                Term A Facility              21,500
                Term B Facility              89,000
                Revolving Credit Facility    30,800
                                            -------
                                            141,300
                Less Current Portion        (10,600)
                                            -------
                                            130,700

(10)    The adjustment eliminates intercompany notes.

(11) The adjustment represents the elimination entries required to reflect the unconsolidation of BMC.

(12) The adjustment reflects the after-tax income effect of the sale, related debt repayment, and elimination entries required to reflect the previous consolidation of BMC, as follows:
                Consolidation elimination     (95,520)
                Loss on Sale                    2,285
                Debt Issuance Cost Write-off    2,086
                                              -------
                                              (91,149)

                                        EXHIBIT 10

                           SEPARATION AGREEMENT AND GENERAL RELEASE

     THIS SEPARATION AGREEMENT AND GENERAL RELEASE is made as of the 24th day of June, 2003 (this "Agreement"), by and between Roy D. Reeves, who resides at 304 Lake Circle Drive, Greenville, South Carolina 29602, ("Reeves") and USS Holdings, Inc., a Delaware corporation (the "Company").

     WHEREAS, Reeves has been employed by Better Minerals & Aggregates Company ("BMAC") as its Chief Executive Officer pursuant to an Employment Agreement between Reeves and BMAC dated April 19, 2000 (the "BMAC Employment Agreement") and by the Company as President and Chief Operating Officer of Stone Materials, LLC, a wholly owned subsidiary of BMAC, ("Stone Materials") pursuant to an Employment Agreement between Reeves and the Company dated April 19, 2000 (the "USS Employment Agreement"); and

     WHEREAS, BMAC has entered into a Purchase Agreement dated as of April 10, 2003 (the "Purchase Agreement") pursuant to which it has agreed to sell its Membership Interests in Stone Materials to Hanson BMC Acquisition Corp.; and

     WHEREAS, as a result of the sale, the Company and BMAC will allow Reeves to resign his employment with BMAC and the Company for "Good Reason" as provided in
Section 4(e) of the BMAC Employment Agreement; and

     WHEREAS, Reeves and the Company desire to settle fully and finally any differences, rights and duties arising between them, including, but in no way limited to, any and all differences, rights and duties that have arisen or might arise out of or are in any way related to Reeves' employment with BMAC and the Company, and the conclusion of that employment;

     NOW, THEREFORE, in consideration of the payment, benefits and other covenants contained in this Agreement, which Reeves acknowledges are in excess of any benefits to which he would otherwise be entitled, the parties agree as follows:

     1.  Resignation.  Reeves  resigns his  employment  with BMAC under the BMAC
Employment Agreement and his employment with the Company under the USS Employment Agreement effective June 30, 2003 (the "Resignation Date").

     2. Employment Agreements. Reeves and the Company agree that each of the USS Employment Agreement and the BMAC Employment Agreement shall be terminated effective as of the Resignation Date. Thereafter, neither the USS Employment Agreement nor the BMAC Employment Agreement shall be of any further force or effect, except as specifically preserved by the express written terms of this Agreement.

     3. Separation Payments. Subject to the terms and conditions of this Agreement, the Company agrees as follows:

      (a) The Company shall pay Reeves, or his estate, should Reeves pass away before all payments are made pursuant to this Section 3(a), in the aggregate two million five hundred sixty-six thousand two hundred twenty-five dollars and ninety-two cents ($2,566,225.92), less all applicable payroll deductions, as liquidated compensation for Reeves' decision to resign his employment for "Good Reason" under Section 4(e) of the BMAC Employment Agreement. This amount shall be payable according to the following schedule:

          (i) The Company shall pay Reeves four hundred forty-six thousand two hundred ninety-eight dollars and ninety-eight cents ($446,299.98) less applicable payroll deductions, within ten business days of the Resignation Date.

          (ii) Commencing in July 2003 and continuing through March 31, 2006, the Company shall pay Reeves each month sixty-four thousand two hundred forty dollars and eighteen cents ($64,240.18), less applicable payroll deductions. These payments will be made in accordance with the Company's normal payroll payments (which currently is semi-monthly).

      (b) Within three business days of the date the sale of BMAC's Membership Interests in Stone Materials to Hanson BMC Acquisition Corp. (or any entity related thereto or otherwise affiliated with Hanson PLC) closes pursuant to the Purchase Agreement, the Company shall pay Reeves one million dollars ($1,000,000.00), less all applicable payroll deductions, as a special separation payment. The Company had no previous contractual obligation to pay Reeves this amount.

The Company will treat the payments as Supplemental Wages consistent with Publication 15 of the Internal Revenue Service. Other than as specifically set forth in this Agreement, Reeves is not due any compensation, including compensation for unpaid salary, unpaid bonus, or accrued or unused vacation time or vacation pay or sick time or sick pay.

     4. Employee Benefits.

   (a) Reeves' participation in the Company's employee benefit plans will end on the last day of the month in which the Resignation Date falls. Thereafter, Reeves shall be eligible to elect continued health coverage with the Company for eighteen months pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), as amended, and the requirements and limitations thereof. The Company will provide Reeves with additional information concerning his right to elect continued coverage under COBRA separately.

   (b) The amounts payable to Reeves under Sections 3(a) and (b) of this Agreement shall not be included in the calculation of any benefit otherwise due to Reeves under the terms of the Supplemental Retirement Plan that BMAC established for Reeves pursuant to Section 3(e) of the BMAC Employment Agreement (the "Plan"). Attached to this Agreement as Appendix A is a Summary of Benefit Calculation that calculates the benefit due Reeves under the Plan. The Company and Reeves hereby agree that Appendix A is an accurate calculation of the benefits due Reeves under the Plan. The benefit shown in Appendix A shall be paid in the form of a 100% joint and survivor annuity, such that Reeves will receive a monthly annuity from the Company for the remainder of his life and, if Reeves is survived by his current spouse, Barbara Roberts Reeves, at the time of his death, she will then receive a monthly annuity in an equal amount for the remainder of her life. Such monthly payments shall begin in July 2003, and each such monthly payment shall equal the annual benefit shown in Appendix A divided by 12.

     5. Shares.

   (a) Reeves shall retain all right, title and interest that Reeves has in twenty-seven thousand five hundred (27,500) shares of the Company's Class A common stock.

   (b) On the Resignation Date, Reeves agrees to sell to the Company, and the Company agrees to purchase from Reeves, thirty thousand (30,000) shares of the Company's Class C common stock at a purchase price of $0.01 per share.

     6. Announcement of Resignation. The Company has issued a press release in a form substantially similar to Appendix B. The Company represents that its officers and directors will make no other statement concerning Reeves contrary to such press release.

     7. Release

     (a) By Employee. Reeves, for himself and for his children, heirs, administrators, representatives, executors, successors and assigns, releases and gives up any and all claims and rights which he has, may have or hereafter may have against the Company or against BMAC and their respective owners, parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, shareholders, employees and agents and all of their predecessors, successors and assigns (the "Releasees") from the beginning of the world until the date of the execution of this Agreement, including, but not limited to, any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs) of any nature whatsoever, whether known or unknown, whether in law or equity (collectively, "Claims"), including, but not limited to, (i) any Claims arising out of or related to the USS Employment Agreement; (ii) any Claims arising out of or related to the BMAC Employment Agreement; (iii) any Claims arising out of or related to Reeves' employment with the Company and BMAC; (iv) any Claims arising out of or related to Reeves resignation from his employment; (v) any Claims based on wrongful termination (vi) any Claims based on contract whether express or implied, written or oral; and (vii) any Claims arising under the United States and/or State Constitutions, federal and/or common law, and/or rights arising out of alleged violations of any federal, state or other government statutes, regulations or ordinances including, without limitation, the National

         Labor Relations Act, Title VII of the 1964 Civil Rights Act, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Americans with Disabilities Act, the Civil Rights Act of 1866 (42 U.S.C. Sec. 1981), the Civil Rights Act of 1991, the Equal Pay Act, the Family and Medical Leave Act, the Fair Labor Standards Act and the Employees Retirement Income Security Act of 1974, all as amended. This release specifically includes, but is not limited to, the right to the payment of wages, vacation, pension benefits or any other employee benefits, and any other rights arising under federal, state or local laws prohibiting discrimination and/or harassment on the basis of age, race, color, religion, creed, sex, national origin, ancestry, mental or physical disability, alienage or citizenship status, marital status, or any other basis prohibited by law.

     (b) By Company. The Company, BMAC and the Releasees hereby release and give up any and all claims and rights which any of them has, may have or hereafter may have against Reeves or any of his children, heirs, administrators, representatives, executors, successors, and assigns, from the beginning of the world until the date of the execution of this Agreement, including, but not limited to, any and all Claims, including, but not limited to, (i) any and all Claims arising out of or related to Reeves' employment with any of the Releasees; (ii) any Claims arising out of or related to Reeves resignation from his employment; and (iii) any Claims based on contract whether express or implied, written or oral, except that the Company, BMAC and the Releasees do not release or give up any Claims that they may have against Reeves that arise out of or are related to any unlawful or criminal conduct or intentional wrongdoing committed by Reeves during the term of his employment with the Company and BMAC.

     8. Covenant Not To Sue. Reeves has not filed against the Company, BMAC or any of the other Releasees, any complaints, charges or lawsuits with any government agency, arbitral tribunal, self-regulatory body, or any court arising out of the USS Employment Agreement, the BMAC Employment Agreement, Reeves' employment by the Company and BMAC or any other matter arising on or prior to the date hereof. Reeves will not, directly or indirectly, commence or prosecute, or assist in the filing, commencement or prosecution in any court, arbitral tribunal, self-regulatory body or local or state government agency, any claim or charge against the Company, BMAC or any of the other Releasees arising out of any of the matters set forth in this Agreement or based upon any common law or statutory claim against the Company, BMAC or any of the other Releasees that can be brought under federal, state or local law relating to any matter arising on or before the date of this Agreement. Notwithstanding the foregoing, Reeves may commence a proceeding under this Section 8 for the sole and limited purpose of enforcing his rights under this Agreement.

     9. No Admission of Liability. This Agreement does not constitute or imply an admission of liability or wrongdoing by the Company, BMAC or any of the other Releasees.

     10. Non-disparagement. Reeves will neither make any negative or disparaging statements about nor intentionally do anything that damages the Company, BMAC or any of the other Releasees, their services, their reputation, their financial status, their business relationships or any of their directors, officers or employees. The Company and BMAC will not make any negative or disparaging statements about Reeves nor intentionally do anything that damages Reeves, his reputation, his financial status or his business relationships. Notwithstanding the foregoing, the prohibitions described in this Section are not intended to prevent one party from representing that particular business terms offered by that party are more favorable than those offered by the other party in those limited circumstances in which Reeves on the one hand and the Company, BMAC or any of the Releasees are soliciting business from the same person, corporation or other entity.

     11. Confidentiality.

     (a) The parties agree to keep the terms of this Agreement completely confidential except that Reeves may disclose the terms of this Agreement to his immediate family members, legal counsel or tax accountants and that the Company and BMAC may disclose the terms of this Agreement to their directors, officers, legal counsel, tax accountants and as necessary to administer the Agreement. All of the foregoing disclosures must be made on a confidential basis.

     (b) The Company may disclose the terms of this Agreement if required to do so by law.

     (c) Either Reeves, the Company or BMAC may disclose the terms of this Agreement to respond to a valid subpoena or other legal process to the extent required by law, provided that the party receiving such notice notify Reeves in the case of the Company or BMAC or the Company in the case of Reeves within two (2) business days of receiving notice of the subpoena or legal process.

     12. Non-Competition. Reeves agrees that during the period commencing on the Resignation Date and ending on March 31, 2006 he will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management or control of, or be connected as an officer, executive, partner, director, or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business which directly competes with the business of US Silica Company, within the United States of America, or within any other area in which US Silica Company conducts its business on the date hereof. Notwithstanding the foregoing, Reeves' ownership of securities of a public company engaged in competition with the business of US Silica Company not in excess of five (5) percent of any class of such securities shall not be considered a breach of the covenants set forth in this Section12.

     13. No Reliance. Reeves represents that in executing this Agreement he does not rely and has not relied upon any representation or statement not set forth in this Agreement that the Company or any of its agents, representatives or attorneys may have made with regard to the subject matter, basis or effect of this Agreement.

     14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to any state's conflict of law provisions.

     15. Remedy for Breach. In the event of any breach of this Agreement, the parties may only institute an action for specific enforcement of the terms of this Agreement and seek damages resulting from such breach. Reeves may not institute any proceeding based on any Claims arising out of or related to the USS Employment Agreement, the BMAC Employment Agreement, Reeves' employment with the Company and BMAC or the resignation of his employment because of a breach of this Agreement by the Company. The prevailing party in any such action shall be entitled to an award of attorneys' fees and costs in addition to any other legal or equitable relief, except that the Company will not be entitled to its attorneys' fees or other damages if Reeves challenges the validity or enforceability of this Agreement.

     16. Severability. If at any time, after the date of the execution of this Agreement, any provision of this Agreement shall be held in any court or agency of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of any other provision of this Agreement.

     17. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all prior understandings and agreements between the parties, including the USS Employment Agreement and the BMAC Employment Agreement, except Sections 6(a) (but as to (a)(iv), limited to US Silica Company ("US Silica")),
(b), (c) and (e) (but as to (e), limited to US Silica) and 7 of the BMAC Employment Agreement shall survive the termination of the BMAC Agreement and the execution of this Agreement. Reeves acknowledges that he remains bound by Sections 6(a) (but as to (a)(iv), limited to US Silica), (b), (c) and (e) (but as to (e), limited to US Silica) and 7 of the BMAC Employment Agreement. Otherwise, neither party shall have any obligation to the other party except as set forth in this Agreement.

     18. Modifications. This Agreement may not be modified except in writing signed by all parties.

     19. Enforceability. The parties are bound by this Agreement. Anyone who succeeds to the parties' rights and responsibilities, such as their heirs, executors, successors or assigns, is also bound.

     20. Headings. The headings contained in this Agreement are for the convenience of reference only and are not intended to define, limit, expand or describe the scope or intent of any provision of this Agreement.

     21. Expenses. The Company shall reimburse Reeves for out-of-pocket expenses incurred by Reeves in connection with negotiating, drafting and executing this Agreement (including, but not limited to, attorneys' fees and accountants' fee), provided that the amount to be so reimbursed shall not exceed $5,000.

     22. Breach of this Agreement.

(a) If either Reeves or the Company breaches this Agreement, the non-breaching party may institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages from the non-breaching party (including without limitation, any attorneys' fees that party may incur) for any material breach of this Agreement or to enforce the specific performance of this Agreement.

(b) Further, if Reeves breaches his obligations under Section 12 of this Agreement or Sections 6(a), (b), (c) or (e) or Section 7 of the BMAC Employment Agreement (to the extent such sections survive pursuant to Section 17 hereof), that breach would cause the Company irreparable harm for which no adequate remedy at law would be available. In that event, the Company will also be entitled to injunctive relief preventing or enjoining any breach by Reeves of his obligations under Section 12 of this Agreement or Sections 6(a), (b), (c) or (e) or Section 7 of the BMAC Employment Agreement (to the extent such sections survive pursuant to Section 17 hereof) without the need to post any bond.

(c) Reeves and the Company specifically consent to the jurisdiction of the United States District Court for the Southern District of New York, or if that court is unable to exercise jurisdiction for any reason, to the Supreme Court of the State of New York, New York County, and irrevocably waive any objection either party may now have or hereafter may have as to the venue of any action brought under this Section.


     23. Acknowledgements. Reeves acknowledges that:

     (a) Reeves has carefully read and understands this Agreement;

     (b) Reeves has been given twenty-one (21) days to consider his rights and obligations under this Agreement and to consult with an attorney;

     (c) The Company advised Reeves to consult with an attorney and/or any other advisors of his choice before signing this Agreement;

     (d) Reeves understands that this Agreement is legally binding and by signing it he gives up certain rights;

     (e) Reeves has voluntarily chosen to enter into this Agreement and has not been forced or pressured in any way to sign it;

     (f) Reeves knowingly and voluntarily releases the Company and all of its parents, subsidiaries, affiliates, officers, directors, agents and employees from any and all claims Reeves may have, known or unknown, in exchange for the benefits Reeves has obtained by signing, and that these benefits are in addition to any benefit Reeves would have otherwise received if he did not sign this Agreement;

     (g) The General Release in this Agreement includes a waiver of all rights and claims Reeves may have under the Age Discrimination In Employment Act of 1967 (29 U.S.C. Sec. 621 et seq.); and


     (h) Reeves has seven (7) days after he signs this Agreement to revoke it by notifying the Company in writing. The Agreement will not become effective or enforceable until the Company receives a copy of this Agreement signed by Reeves and the seven (7) day revocation period has expired.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


ROY D. REEVES                       USS HOLDINGS, INC.

_____________________________               By:    ___________________________


                                            Name:

                                            Title:

                                   EXHIBIT 99

                        BETTER MINERALS & AGGREGATES COMPANY COMPLETES
                             SALE OF BETTER MATERIALS CORPORATION

     BERKELEY SPRINGS,  WV, July 21,  2003-Better  Minerals & Aggregates Company
(BMAC), a leading U.S. producer of industrial minerals, announced it completed the sale of Better Materials Corporation, its crushed stone and hot mixed asphalt business, to a subsidiary of Hanson Building Materials America, Inc. on July 18, 2003.

     Total cash received at the closing, before fees and expenses, was approximately $158 million, including an adjustment for changes in Better Material's working capital since the terms of the stock purchase were first announced April 16, 2003. BMAC intends to use the proceeds to reduce its outstanding debt.

     A portfolio company of J. P. Morgan Partners and D. George Harris & Associates, BMAC is a leading supplier of high quality silica sand and aplite for the glass, foundry, chemical, recreational and construction industries, and fine ground silica and kaolin clay products for the paint, plastic and ceramic industries. The company employs 760 people at its 16 facilities in the United States.